UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 8, 2018, Calumet Specialty Products Partners, L.P. and its wholly owned subsidiary Calumet Finance Corp. issued a press release announcing that they have called for redemption of all of the $400.0 million aggregate principal amount of their outstanding 11.5% Senior Secured Notes due 2021 (the “Notes”). The redemption date for the Notes is April 9, 2018, and holders will receive a redemption price of 100.0% of the principal amount of the Notes, plus accrued and unpaid interest thereon up to, but not including, the Redemption Date, plus a Make Whole Premium (as defined in the Indenture, dated April 20, 2016, governing the Notes).
The information contained in this Current Report on Form 8-K shall not constitute a notice of redemption of the Notes. The redemption is being made solely pursuant to a formal notice of redemption dated March 8, 2018 and delivered to the holders of the Notes.
A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated March 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

March 8, 2018	By:	/s/ D. West Griffin
Name: D. West Griffin
Title: Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated March 8, 2018.